UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  November 11, 2013

Gray Fox Petroleum Corp.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas  75219
 (Address of principal executive offices)

Registrant’s telephone number, including area code:     (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On November 11, 2013, Gray Fox Petroleum Corp. (the “Company”) entered into a Securities Purchase Agreement with Rooftop Investments Ltd., a company organized under the laws of the Marshall Islands (“Rooftop”), pursuant to which the Company issued 100,000 shares of common stock, par value $0.001 per share (the “Common Stock”), to the investor for an aggregate purchase price of $100,000, or $1.00 per share.  The shares have not been registered with the Securities and Exchange Commission, or under any state securities laws, and were issued in reliance on an exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The proceeds from the sale will be used for general administrative purposes and to finance expected exploration costs related to the West Ranch prospect.  As disclosed in the Current Report on Form 8-K filed by the Company on July 10, 2013, pursuant to a lease purchase agreement, the Company has agreed to purchase from FFMJ, LLC interests in 22 separate oil and gas leases issued by the Bureau of Land Management for the U.S.  The leases comprise 32,723 acres based in the Butte Valley Oil Play Region in north central Nevada and are known as the West Ranch prospect.

A copy of the Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02            Unregistered Sales of Equity Securities.

On November 14, 2013, the Company and Rooftop consummated the transaction contemplated by the Securities Purchase Agreement and the Company issued 100,000 shares of Common Stock to Rooftop in exchange for $100,000.   Although the shares issued under the Securities Purchase Agreement constitute less than five percent of the Company’s outstanding shares, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference for added certainty.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement dated November 11, 2013 by and between Gray Fox Petroleum Corp. and Rooftop Investments Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

Date: November 15, 2013	By:	/s/ Lawrence Pemble
Lawrence Pemble, President